Exhibit 10.12

HUMAN PHEROMONE SCIENCES, INC.

STOCK OPTION AGREEMENT

1.

Grant of Option. Human Pheromone Sciences, Inc., a California corporation (the “Company”), hereby grants to the Optionee named in the Notice of Stock Option Grant issued by the Company (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”).  This Stock Option Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice.

2.

Designation of Option.  This Option is intended to be a Nonstatutory Stock Option.

3.

Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice:

(a)

Right to Exercise.

(i)

This Option may not be exercised for a fraction of a share.

(ii)

In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii)

In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b)

Method of Exercise.

(i)

This Option shall be exercisable by delivering to the Company (or its designee) a written notice of exercise (in the form attached as Exhibit A or in any other form of notice approved by the Company’s Board of Directors or Compensation Committee including pursuant to electronic exercise procedures) which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company.  Such written notice shall be signed by Optionee and shall be delivered to the Company (or its designee) by such means as are determined by the Company’s Board of Directors or Compensation Committee in their discretion to constitute adequate delivery (including pursuant to electronic exercise procedures).  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised upon receipt by the Company (or its designee) of such written notice accompanied by the Exercise Price.

(ii)

As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii)

The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the issuance of this Option or the Shares (“Applicable Laws”), with such compliance determined by the Company in consultation with its legal counsel.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4.

Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)

cash, check or wire transfer;

(b)

cancellation of any debt owed by the Company to the Optionee;

(c)

by surrender of other shares (meaning, shares not subject to this Option) of Common Stock of the Company that have an aggregate fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.  In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for such period of time as is necessary to avoid the Company’s incurring adverse accounting charges; or

(d)

 provided that a public market exists for the Shares, and if the Company is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes).

5.

Termination of Relationship.  Following the date of Termination (as defined below) of Optionee for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5.  To the extent that Optionee is not vested in the Shares as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety.  In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.  For purposes of this Option, “Termination” means that the Optionee has ceased to provide services to the Company as an employee, consultant or member of the Board of Directors of the Company.  However, unless so determined by the Company's Board of Directors or Compensation Committee, “Termination” shall not include a change in status from an employee, consultant or member of the Board of Directors to another such status.

(a)

Termination.  In the event of Termination of Optionee other than as a result of Optionee’s disability or death, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set forth in the Notice.

(b)

Other Terminations.  In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i)

Termination upon Disability of Optionee.  In the event of Termination of Optionee as a result of Optionee’s disability, Optionee (or if a guardian or conservator has been appointed to act for Optionee and been granted this authority as part of that appointment, the guardian or conservator) may, but only within twelve months from the Termination Date, exercise this Option to the extent Optionee was vested in the Shares as of such Termination Date.  In the event Optionee becomes disabled within three months after Termination and if the Termination was not due to Cause (as defined below), Optionee may exercise this Option to the extent Optionee was vested in the Shares as of the Termination Date, for twelve months after Termination.

(ii)

Death of Optionee.   In the event of the death of Optionee (a) during the term of this Option and prior to the Termination of Optionee, or (b) within three months after Optionee’s Termination Date if the Termination was not due to Cause, the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Shares as of the Termination Date.

(iii)

Termination for Cause.  If Optionee’s Termination is due to Cause, this Option shall automatically terminate and cease to be exercisable at the time of Termination and the Company’s Board of Directors or Compensation Committee may rescind any and all exercises of this Option by the Optionee that occurred after the first event constituting Cause.  For purposes of this Option, “Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company or any of its employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Company’s Board of Directors or Compensation Committee.  “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by Optionee regarding any of the matters referred to in the previous sentence.  Accordingly, the Company’s Board of Director’s or Compensation Committee shall be entitled to determine “Cause” based on its good faith belief.  If Optionee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

(iv)

Leaves of Absence.  This Option may not be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return.  This Option shall continue to vest during a leave of absence of not more than three months, unless otherwise determined by the Company’s Board of Directors or Compensation Committee with respect to an approved personal or medical leave with employment guaranteed upon return.

6.

Non-Transferability of Option.  Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her.  However, this Option may be transferred and exercised in accordance with a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Internal Revenue Code of 1986, as amended, and may be exercised by a guardian or conservator appointed to act for the Optionee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7.

Certain Transactions and Events.

(a)

Effect of Change in Control.  In the event of a “Change in Control” (as defined below) the vesting and exercisability of this Option shall accelerate, so that this Option shall become fully exercisable and vested as of immediately prior to consummation of the Change in Control.  To the extent that this Option is not exercised prior to consummation of a Change in Control in which this Option is not being assumed or substituted, this Option shall terminate upon such consummation and the Company shall notify Optionee of such fact at least five days prior to the date on which this Option terminates.

For purposes of this Option, “Change in Control” shall mean the occurrence of any one of the following:

(i)  any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, an affiliate of the Company, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)  the solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) resulting in the election of directors constituting a majority of the board of directors of the Company who were not candidates proposed by a majority of the Board in office prior to the time of such election; or

(iii)  the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 50% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the shares of the Company outstanding after the transaction.

(b)

Changes in Capital Structure.  In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Change of Control), the Board shall make whatever adjustments it concludes are appropriate to the Exercise Price and number and class of securities issuable under this Option.  The specific adjustments shall be determined by the Board.  Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

8.

Tax Consequences.  Below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant.  THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

Nonstatutory Stock Option.  There may be a regular federal (and state) income tax liability upon the exercise of the Option.  Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  If Optionee is an employee of the Company, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.  If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

9.

Investment Representations.  Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision whether to exercise this Option and acquire the Shares.  If Optionee decides to exercise this Option, Optionee will acquire the Shares for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended, or under any applicable provision of state law.  Optionee does not have any present intention to transfer the Shares to any person or entity.

10.

Registration Statement on Form S-8.  After receipt of Optionee's written request, the Company shall use all commercially reasonable efforts to, as soon as practicable, file or otherwise make available a registration statement on Form S-8 with respect to the Shares and maintain the effectiveness of such registration statement or registration statements for so long as such Shares remain unsold by Optionee; provided that if in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of Optionee's request.

11.

Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

12.

Effect of Agreement.  Optionee represents that he is familiar with the terms and provisions of this Option (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Company’s Board of Directors or Compensation Committee regarding any questions relating to the Option.  The Option constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.